                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              LAFARGE CORPORATION
                (Name of Registrant as Specified in Its Charter)
                              LAFARGE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                              LAFARGE CORPORATION
                           11130 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 22091

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 3, 1994

     Notice is hereby given that the annual meeting of stockholders of Lafarge Corporation (the "Company") will be held on Tuesday, May 3, 1994 at 9:00 a.m., local time, at the Hyatt Regency Reston, Reston Town Center, 1800 Presidents Street, Reston, VA 22090, for the following purposes:

          (1) To elect a Board of Directors for the ensuing year;

          (2) To ratify the appointment of Arthur Andersen & Co. as auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1994; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Voting Stock and Common Stock of the Company at the close of business on March 9, 1994 are entitled to notice of and to vote at the meeting or any adjournment thereof. Holders of record of Exchangeable Preference Shares of Lafarge Canada Inc. ("LCI"), a subsidiary of the Company, are entitled to voting rights in the Company through a trust that holds shares of the Voting Stock of the Company.

     A record of the Company's activities and consolidated financial statements for the fiscal year ended December 31, 1993 are contained in the enclosed 1993 Annual Report.

Dated: March 23, 1994
                                           By Order of the Board of Directors,
                                               DAVID C. JONES
                                           Vice President--Legal
                                           Affairs and Secretary

                             ---------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                              LAFARGE CORPORATION
                           11130 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 22091

                                PROXY STATEMENT

INTRODUCTION

     The enclosed proxy is solicited by the Board of Directors of Lafarge Corporation ("Lafarge Corp." or the "Company") for use at the annual meeting of stockholders of the Company (the "Meeting") to be held at the time and place and for the purposes set forth in the foregoing notice.

     Shares represented by a proxy in the form enclosed, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given, but in the absence of directions to the contrary, such shares will be voted for the election of the Board's nominees for director and in favor of the other proposals set forth in the foregoing notice. Any stockholder of the Company may revoke his or her proxy, at any time before it has been exercised, by notice in writing to the Secretary of the Company. Any holder of exchangeable preference shares (the "Exchangeable Shares") of Lafarge Canada Inc. ("LCI"), a subsidiary of the Company, may revoke his or her voting instructions to the Montreal Trust Company (the "Trustee"), at any time before the Trustee has acted upon such instructions, by notice in writing to the Trustee.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or telegraph.

     The approximate date on which this proxy statement and the form of proxy are first being sent to stockholders is March 23, 1994.

VOTING SECURITIES

     The securities with voting rights in the Company which were outstanding at March 9, 1994, the record date, consisted of 58,406,650 shares of common stock (the "Common Shares") and 9,104,150 shares of voting stock (the "Voting Stock") of the Company. The Company has deposited shares of Voting Stock in trust under an arrangement which entitles each holder (other than LCI and the Company) of Exchangeable Shares to vote at meetings of stockholders of the Company on the basis of one vote in the Company for each whole Common Share for which the Exchangeable Shares held by such holder are then exchangeable. Exchangeable Shares are presently exchangeable, at the option of the holder, into Common Shares on a one for one basis. Each holder of record of Common Shares or Exchangeable Shares (collectively, the "Voting Securities") is entitled to one vote for each such share of capital stock so held, with all stockholders voting together as a single class.

     Each holder of shares of any class of Voting Securities is entitled to one vote for each share owned of record on the record date; provided, however, that any bona fide transferee of Exchangeable Shares after the close of business on such record date shall be entitled to instruct the Trustee with respect to the exercise of the voting rights pertaining to such shares or to attend the annual meeting of stockholders of the Company and to personally exercise such voting rights if, not later than ten business days prior to such meeting, such transferee delivers written notice to the Trustee of his or her intention to so instruct the Trustee or to so attend and vote and, within five business days of such meeting, produces for inspection by the Trustee at its principal corporate trust office in Montreal, Quebec, properly endorsed certificates for such shares, or otherwise establishes to the satisfaction of the Trustee that he or she is the bona fide owner of such shares.

     The affirmative vote of the holders of at least a majority of the Voting Securities outstanding on the record date is required for (a) the election of directors, and (b) ratification of the appointment of independent auditors.

     A stockholder may withhold authority to vote for all nominees for director or may withhold authority to vote for one or more of the nominees. Abstentions from the proposal to ratify the appointment of auditors are neither counted as votes for or as votes against the proposal. Broker non-votes are treated as shares as to which voting power has been withheld by the beneficial holders and, therefore, as shares not voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 9, 1994, information with respect to stockholders who were known to be beneficial owners of more than five percent of any class of Voting Securities.

                                                                         AMOUNT AND NATURE
                                                                           OF BENEFICIAL       PERCENT
       TITLE OF CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP         OF CLASS
- ----------------------------    -------------------------------------    -----------------     --------
Common Stock(1)                 Lafarge Coppee S.A.                          36,267,833(2)        53.2%
                                ("Lafarge Coppee")
                                61-63 rue des Belles Feuilles
                                76116 Paris France
Common Stock                    FMR Corp.(3)                                  8,287,400(3)        12.3%
                                82 Devonshire Street
                                Boston, Massachusetts 02109

- ---------------

(1) Under the rules and regulations of the Securities and Exchange Commission, a "beneficial owner" is defined generally as any person who, directly or indirectly, has or shares voting power or investment power with respect to a security, and a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Accordingly, the table includes Exchangeable Shares, which are presently exchangeable at the option of the holder into Common Shares on a one for one basis, and Common Shares which Lafarge Coppee has the right to acquire upon conversion of its Lafarge Corporation 7% Convertible Subordinated Debentures Due 2013 in accordance with the terms thereof. In addition, any securities not outstanding but which may be so acquired are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Holders of Exchangeable Shares have voting rights in the Company through a trust holding shares of the Voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Share held.

(2) Includes 21,165,697 Common Shares held of record by Lafarge (U.S.) Holdings, a New York trust in which Lafarge Coppee owns 100% of the beneficial interest ("Lafarge Holdings"), 13,862,091 Common Shares held of record by Paris-Zurich Holdings, a New York trust in which the beneficial owners are Lafarge Holdings and Cementia Holding A.G., a Swiss corporation and a majority-owned subsidiary of Lafarge Coppee, and additional Voting Securities held by certain other affiliates of Lafarge Coppee. Also included are 677,966 Common Shares which Lafarge Holdings has the right to acquire upon conversion of its Lafarge Corporation 7% Convertible Subordinated Debentures Due 2013 in accordance with the terms thereof.

(3) This information is based upon a Schedule 13G dated February 11, 1994 filed with the U.S. Securities and Exchange Commission and received by the Company. The Schedule 13G reports beneficial ownership by FMR Corp. of 8,287,400 shares, with sole power to dispose or direct the disposition of all of these shares, but with sole power to vote or direct the vote for 838,100 of these shares. The Schedule 13G further reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares, but that no one person's interest in these shares is more than 5% of the total outstanding Common Stock of the Company.

     On November 1, 1993, Lafarge Coppee and the Company entered into an option agreement (the "Option Agreement") intended to enable Lafarge Coppee to maintain its existing margin of voting control in the event of future issuances by the Company of its voting securities. The Option Agreement grants the Lafarge Coppee Group the right, until October 31, 2003, to purchase from the Company additional voting securities. The Option Agreement is essentially a renewal of an option agreement between Lafarge Coppee and the Company dated October 31, 1983 and which expired on October 31, 1993. The Option Agreement was approved by the vote of the independent directors of the Company (being those directors who have no affiliation with Lafarge Coppee) based upon the business advantages for the Company which result from Lafarge Coppee's majority ownership of the Company. Lafarge Coppee has informed the Company that it presently intends to maintain ownership of a majority of the outstanding Voting Securities and to control the election of the Board of Directors.

     Lafarge Coppee is a public company whose voting securities are traded on various European securities exchanges. In the opinion of Lafarge Coppee's directors and its management, Lafarge Coppee is controlled by its Board of Directors. The Lafarge Coppee Group is principally engaged in the manufacture and sale of most types of cement, aluminous cement, plaster and refractory products. The Lafarge Coppee Group has also diversified into the biochemical industry. The activities of the Lafarge Coppee Group are carried out in numerous countries in Western Europe, North America, South America, Africa and most recently Eastern Europe.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 9, 1994, the beneficial ownership of the Company's Common Stock for each of the Company's current directors who are standing for reelection, nominees for directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons:

                                                           BENEFICIAL OWNERSHIP       BENEFICIAL OWNERSHIP
                                                             OF THE COMPANY'S          OF LAFARGE COPPEE
                                                             COMMON STOCK(1)            COMMON STOCK(2)
                                                          ----------------------     ----------------------
                                                           NUMBER       PERCENT       NUMBER       PERCENT
        NAME                       POSITION               OF SHARES     OF CLASS     OF SHARES     OF CLASS
- --------------------    ------------------------------    ---------     --------     ---------     --------
Thomas A. Buell         Current director and nominee         1,500         *                0         *
Marshall A. Cohen       Current director and nominee         1,000(3)      *                0         *
Bertrand P. Collomb     Current director and nominee        88,556(4)      *           44,793(5)      *
Bernard L. Kasriel      Current director and nominee             0         *           25,600(6)      *
Jacques Lefevre         Current director and nominee           100         *           23,305(7)      *
Paul W. MacAvoy         Current director and nominee             0         *                0         *
Claudine B. Malone      Nominee                                  0         *                0         *
Alonzo L. McDonald      Current director and nominee           500         *                0         *
David E. Mitchell       Current director and nominee         5,652         *                0         *
Robert W. Murdoch       Current director and nominee        89,600(8)      *            1,397         *
Bertin F. Nadeau        Current director and nominee         1,000(9)      *                0         *
John D. Redfern         Current director and nominee        15,730         *              500         *
Joe M. Rodgers          Current director and nominee             0         *              440         *
Ronald D. Southern      Current director and nominee         1,130(10)     *                0         *
Edward H. Tuck          Current director and nominee           500         *                0         *
Michel Rose             Current director and nominee;        2,500(11)     *            3,032(12)     *
                          executive officer
John M. Piecuch         Executive officer                   75,480(13)     *            2,300(14)     *
R. Gary Gentles         Executive officer                   15,206(15)     *            2,300(16)     *
Fred W. Koester         Executive officer                   86,939(17)     *                0         *
Jean-Pierre Cloiseau    Executive officer                   36,136(18)     *            2,300(19)     *
Share ownership of all 28 directors and executive          505,205(20)     *          111,967(21)     *
  officers of the Company as a group

- ---------------
  *  Less than 1%

 (1) Unless otherwise indicated, all shares are directly owned. Under the rules and regulations of the Securities and Exchange Commission, a "beneficial owner" is defined generally as any person who, directly or indirectly, has or shares voting power or investment power with respect to a security, and a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Accordingly, the table includes (a) Exchangeable Shares which are presently exchangeable at the option of the holder into Common Shares on a one for one basis; and (b) Common Shares and Exchangeable Shares covered by stock options that were exercisable on the record date or within 60 days thereafter. In addition, any securities not outstanding but which may be so acquired are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Holders of Exchangeable Shares have voting rights in the Company through a trust holding shares of the voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Share held.

 (2) Lafarge Coppee is the Company's "parent" as that term is defined in regulations promulgated under the Securities Exchange Act of 1934, as amended.

 (3) These shares are owned by Adroit Investments Ltd., which is controlled by Mr. Cohen.

 (4) Includes 87,500 shares not outstanding but subject to currently exercisable options.

 (5) Includes 43,000 shares not outstanding but subject to currently exercisable options.

 (6) Includes 22,100 shares not outstanding but subject to currently exercisable options.

 (7) Includes 22,100 shares not outstanding but subject to currently exercisable options.

 (8) Includes 87,500 shares not outstanding but subject to currently exercisable options.

 (9) These shares are owned by La Financiere Nadeau Ltd. which is controlled by Mr. Nadeau.

(10) These shares are owned by Sentgraf Enterprises Ltd., which is controlled by Mr. Southern.

(11) These shares are not outstanding but are subject to currently exercisable options.

(12) Includes 3,000 shares not outstanding but subject to currently exercisable options and 32 shares owned by Mr. Rose's wife.

(13) Includes 74,500 shares not outstanding but subject to currently exercisable options.

(14) These shares are not outstanding but are subject to currently exercisable options.

(15) Includes 15,000 shares not outstanding but subject to currently exercisable options.

(16) These shares are not outstanding but are subject to currently exercisable options.

(17) Includes 74,500 shares not outstanding but subject to currently exercisable options.

(18) Includes 35,250 shares not outstanding but subject to currently exercisable options.

(19) These shares are not outstanding but subject to currently exercisable options.

(20) Includes 457,375 shares not outstanding but subject to currently exercisable options.

(21) Includes 103,100 shares not outstanding but subject to currently exercisable options.

                                ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. When the Board is not in session, the executive committee may exercise the powers of the Board of Directors in the management of the business and affairs of the Company with specified limitations. The executive committee of the Board of Directors is presently composed of Bertrand P. Collomb, Bernard L. Kasriel, John D. Redfern and Michel Rose. The Board of Directors held four meetings in 1993. During 1993, Marshall
A. Cohen, Bernard L. Kasriel, Paul W. MacAvoy, and Ronald D. Southern each attended fewer than 75 percent of the aggregate of the number of meetings of the Board of Directors and the meetings of the committees on which he served.

     As permitted by the by-laws of the Company, the Board of Directors has also designated several other committees from its members, including a Nominating Committee, a Management Development and Compensation Committee and an Audit Committee. The function of the Nominating Committee is to recommend nominees for election as directors at the annual meeting of stockholders and to recommend candidates for election to fill vacancies on the Board if they occur. The Board of Directors considers and takes action upon the recommendations of the Nominating Committee. Although this committee has no formal policy on the subject, the Board believes that any nominee recommended by a stockholder in writing to the Secretary of the Company with complete biographical data regarding the nominee would be considered by the Nominating Committee. The Nominating Committee is presently composed of Marshall A. Cohen, Bertrand P. Collomb, John D. Redfern and Edward H. Tuck. The Nominating Committee met three times in 1993.

     At a meeting held on February 8, 1994, the Board of Directors of the Company pursuant to the by-laws of the Company, increased the size of the Board of Directors from 15 members to 16 members, effective as of the annual meeting. At the annual meeting of stockholders, 16 directors are to be elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Holders of Voting Securities having the right to vote shall be entitled to vote each share of stock held on the record date for as many individuals as there are directors to be elected. Cumulative voting is not permitted.

     All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. The 16 names and certain background information regarding the nominees of the Board for directors of the Company are set forth below. Each of the nominees has consented to serve as a director if elected. All of the nominees except Claudine B. Malone are currently directors of the Company.

NAME, PRINCIPAL OCCUPATION, OTHER DIRECTORSHIPS AND AGE

THOMAS A. BUELL, Chairman of the Board of Weldwood of Canada Limited (diversified manufacturer of paper products). Mr. Buell has served in such capacity for more than five years. Mr. Buell, age 62, was President and Chief Executive Officer of Weldwood of Canada Limited from December 1987 to December 1992. He is also a director of Placer Dome Inc., and B.C. Gas, Inc. He has served as a director of the Company since January 1, 1993.

MARSHALL A. COHEN, President and Chief Executive Officer and a director of The Molson Companies Limited (brewing, cleaning/sanitizing products and systems' suppliers and retail merchandising). Mr. Cohen, age 58, has served in such capacity since November 1, 1988. From October 1985 to October 1988, he was President of Olympia & York Enterprises Corporation and from October 1986 to October 1988 he was also Chairman of Gulf Canada Resources Limited, part of the Olympia & York group. He is also a director of American Barrick Resources Corporation, and American International Group, Inc. He has served as a director of the Company since 1991.

BERTRAND P. COLLOMB, Chairman of the Board of Lafarge Corp. and Chairman of the Board and Chief Executive Officer of Lafarge Coppee. Mr. Collomb, age 51, has served as Chairman of the Board of Lafarge Corp. since January 1989 and as Chairman of the Board and Chief Executive Officer of Lafarge Coppee since August 1, 1989. He served as Vice Chairman of the Board and Chief Operating Officer of Lafarge Coppee from January 1989 to August 1, 1989. He was Vice Chairman of the Board and Chief Executive Officer of Lafarge Corp. and Senior Executive Vice President of Lafarge Coppee from 1987 until January 1989. He served as President and Chief Executive Officer of General Portland Inc. (a former subsidiary of the Company) ("GPI") from 1985 until January 1988, Executive Vice President of Lafarge Corp. from 1986 until 1987, and Executive Vice President of Lafarge Coppee from 1982 to 1987. He is also a director of the Canadian Imperial Bank of Commerce. He has served as a director of the Company since 1985.

BERNARD L. KASRIEL, Managing Director of Lafarge Coppee. Mr. Kasriel has served as Managing Director since August 1, 1989, was Senior Executive Vice President of Lafarge Coppee from March 1987 to August 1, 1989 and was Executive Vice President of Lafarge Coppee from 1982 until March 1987. He was also President and a director of National Gypsum Company from June 1987 to July 1989. Mr. Kasriel, age 47, is also a director of National Gypsum Company. He has served as a director of the Company since 1989.

JACQUES LEFEVRE, Managing Director of Lafarge Coppee. Mr. Lefevre, age 55, has served Lafarge Coppee as Managing Director since August 1, 1989, Senior Executive Vice President from 1987 to August 1, 1989 and as Executive Vice President from 1983 to 1987. He has served as a director of the Company since 1983.

PAUL W. MACAVOY, Dean, and Williams Brothers Professor of Management Studies, Yale School of Organization and Management ("SOM"). Mr. MacAvoy, age 59, has served as Dean of the Yale SOM since 1992, and as Williams Brothers Professor since 1991. He served as McLaughlin Visiting Professor of Business Administration, Amos Tuck School, Dartmouth College in 1991, as Lester Crown Visiting Professor, Yale SOM from 1990 to 1991 and as Dean and John M. Olin Professor of Public Policy, W.E. Simon Graduate School of Business Administration, University of Rochester from 1983 to 1991. Mr. MacAvoy is also a director of Alumax Inc., American Cyanamid Company, Chase Manhattan Bank, N.A., and Chase Manhattan Corporation. He has served as a director of the Company since May 4, 1993.

CLAUDINE B. MALONE, President of Financial & Management Counsulting, Inc. Ms. Malone, age 57, has served in such capacity since 1982. Ms. Malone is also a director of Dell Computer Corp., Hannaford Bros. Co., Hasbro, Inc., Houghton Mifflin Company, IMCGRA Group Inc., The Limited Inc., Penn Mutual Life Insurance Co., SAIC Corp., Scott Paper Company and Union Pacific Corporation. She has not previously served as a director of the Company.

ALONZO L. MCDONALD, Chairman and Chief Executive Officer of Avenir Group, Inc. (development bankers). Mr. McDonald has served in such capacity for more than five years. Mr. McDonald, age 65, is a director of Scientific-Atlanta, Inc. and C.A.E. Industries Ltd. He has served as a director of the Company since 1984.

DAVID E. MITCHELL, Chairman of the Board of Alberta Energy Company Ltd. (energy and industrial development). Mr. Mitchell became Chairman of the Board of Alberta Energy Company in January 1994 and previously he was President and Chief Executive Officer of such company for more than five years. Mr. Mitchell, age 67, is also a director of Air Canada, The Bank of Nova Scotia, Chieftain International, Inc., Continental Airlines, Inc., Hudson's Bay Company and Noranda Inc. He has served as a director of the Company since 1985.

ROBERT W. MURDOCH, Corporate Director. Mr. Murdoch, age 52, was formerly President and Chief Executive Officer of Lafarge Corp. from January 1989 to August 1992, President and Chief Executive Officer of LCI from 1985 to 1992 and Senior Executive Vice President of Lafarge Coppee from August 1989 to 1992. He served as President and Chief Operating Officer of Lafarge Corp. from 1987 to 1989, as Executive Vice President of Lafarge Corp. from 1983 to 1987 and as Executive Vice President of Lafarge Coppee from 1983 to August 1, 1989. Mr. Murdoch is also a director of Lafarge Coppee, LCI and Lafarge Calcium Aluminates. He has served as a director of the Company since 1987.

BERTIN F. NADEAU, Chairman of the Board, President and Chief Executive Officer of Unigesco Inc. (a diversified marketing and distribution company). Mr. Nadeau has served in such capacity for more than five years. He was also Chairman of the Board of Unigesco's affiliate, Univa Inc. (a marketer and distributor in the food sector) from October 1989 to July 1993. Mr. Nadeau, age 53, is also a director of DMR Group Inc., The National Bank of Canada, and Sun Life Assurance Company of Canada. He has served as a director of the Company since 1988.

JOHN D. REDFERN, Vice Chairman of the Board of Lafarge Corp. Mr. Redfern has served as Vice Chairman of the Board of Lafarge Corp. since January 1989 and as Chairman of the Board of LCI since 1984. Mr. Redfern served as Chairman of the Board of Lafarge Corp. from 1985 until January 1989, as President and Chief Executive Officer of Lafarge Corp. from 1983 until 1985 and as Chief Executive Officer of LCI from 1977 to 1985. Mr. Redfern, age 58, is also a director of LCI and Montreal Trust Company. He has served as a director of the Company since 1983.

JOE M. RODGERS, Chairman of the JMR Investments Group (a real estate development and venture capital company). Mr. Rodgers, age 60, served as the United States Ambassador to France from 1984 to 1989. He is also a director of AMR/American Airlines, Third National Bank, BellSouth Telecommunications, Gaylord Entertainment Company, Gryphon Holdings, Inc., Willis Corroon plc., American Constructors, Inc., Baccarat, Inc. and Thomas Nelson, Inc. He has served as a director of the Company since 1989.

MICHEL ROSE, President and Chief Executive Officer of Lafarge Corporation and Senior Executive Vice President of Lafarge Coppee. Mr. Rose, age 51, has served as President and Chief Executive Officer of Lafarge Corporation since September 1, 1992 and as Senior Executive Vice President of Lafarge Coppee since 1989. He served as Chairman and Chief Executive Officer of Orsan SA, a subsidiary of Lafarge Coppee from 1987 to 1992. From 1985 to 1987, he was Vice Chairman of Orsan. He has served as a director of the Company since 1992.

RONALD D. SOUTHERN, Chairman of the Board and Chief Executive Officer of ATCO Ltd. (a diversified industrial company) and Chairman of the Board and Chief Executive Officer of Canadian Utilities Limited (a utility company). Mr. Southern has served ATCO Ltd. as Chairman of the Board since May 1990 and as CEO since 1984. He was also President of such company from August 1988 until the end of 1993. He has been Chairman of the Board of Canadian Utilities Limited since 1980 and he became CEO of such company in January 1994. Mr. Southern, age 63, is also a director of Canadian Pacific Limited, PWA Corporation, Fletcher Challenge Limited, Royal Insurance Company Limited, Xerox Canada Inc., and Chrysler Canada Ltd., and IMASCO Limited. He has served as a director of the Company since 1985.

EDWARD H. TUCK, President of the French-American Foundation since 1987. Mr. Tuck, age 66, is counsel to the law firm Shearman and Sterling and was a partner from 1962 to 1987. He is a director of Commercial Bank (New York). He has served as a director of the Company since 1987.

     There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company or any of its subsidiaries. For information regarding certain business relationships between certain nominees and the Company, see "Compensation and Certain Transactions -- Transactions with Management and Others".

                             EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors ("Compensation Committee") and, with respect to stock-based compensation, the Stock Option Committee of the Board of Directors (the "Stock Option Committee"). In 1993, the Compensation Committee and Stock Option Committee were each comprised of the same directors, none of whom are employees of the Company. All decisions made by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. In accordance with applicable U.S. securities laws, all decisions relating to awards under the Company's Stock Option Plan are made solely by the Stock Option Committee.

     In accordance with recently adopted rules designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by members of the Compensation Committee and Stock Option Committee, addressing the Company's compensation policy as it related to the executive officers for fiscal 1993.

              REPORT TO SHAREHOLDERS BY THE MANAGEMENT DEVELOPMENT
                AND COMPENSATION COMMITTEE AND THE STOCK OPTION
                 COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

                  TO THE SHAREHOLDERS OF LAFARGE CORPORATION:

COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate competitive levels of annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. This annual cash compensation, together with the payment of equity-based, incentive compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and certain key managers participate in the Company's incentive compensation plans.

     For 1993, the Company's executive compensation program consisted primarily of (i) base salary adjusted from the prior year, (ii) a bonus opportunity, based upon the performance measurements described below, and (iii) options granted under the Company's Stock Option Plan.

     Base Salary. In establishing base salaries for executive officers of the Company, the Company participates in executive compensation surveys with other construction materials and cement companies in the United States and Canada, reviews market data of general industry companies of similar size, and utilizes Hay & Associates, independent compensation consultants. The comparison group utilized by Hay & Associates for the Company for cash compensation matters generally includes industrial companies with annual sales in excess of $1 billion, that employ more than 1,000 full time employees, with a unionized labor force, which have been profitable over the most recent two to three year period and which participate in the Hay & Associates compensation survey. Individual performance among the companies included in the comparison group is not separately evaluated. None of the six companies in the peer group index constructed by the Company for the performance graph which appears on page 13 of this proxy statement is a participant in the Hay & Associates data and therefore none of them are included in the comparison group utilized by Hay & Associates for the Company.

     The Company annually sets base salary targets, or midpoints, for each of its executives, including the President and Chief Executive Officer, at levels within the range of those persons holding comparably responsible positions at other companies in the Company's comparison group. Such midpoints are established based upon a point system devised by the Company's consultants to assign a value for each executive office, taking into account the various responsibilities and duties of the specific position. Due to Lafarge's long-term approach to compensation and the cyclical nature of the company's business, historically a greater percentage of the annual compensation (base salary plus bonus) paid to executive officers has been represented by the salary component. Consequently, the Company has paid slightly higher base salaries and lower annual bonuses than other companies in its comparison group. However, the annual cash compensation targets for the Company's executive officers have generally been set at the middle point of the range for annual cash compensation totals in the comparison group.

     Salaries for executive officers are reviewed by the Board's Management Development and Compensation Committee (the "Compensation Committee") on an annual basis and may be increased at that time on the basis of the individual performance of the executive, as evaluated by senior management, the Company's expected financial performance, and changes in competitive pay levels. An annual overall budget of salary increases for the year is prepared, based upon the Company's expected financial performance and taking into consideration the expected pay increases, if any, indicated by the various industry surveys and the Company's compensation consultant. The Compensation Committee then utilizes this budget in establishing salaries based upon management's evaluation of each officer's prior year's performance. In 1993, in an effort to control costs and in view of the Company's expected financial results, the budgeted salary increases were generally lower than the average projected salary increases for the industry.

     The base salary of $405,000 for the President and Chief Executive Officer was established in accordance with the policies established for all executive officers and was below the midpoint of the range. The Chairman of the Board reviews on an annual basis the chief executive officer's performance and makes a salary recommendation which is acted upon by the Compensation Committee. However, since Mr. Rose's employment commenced in September 1992, a full year's evaluation was not possible in establishing a 1993 base salary. The 1993 salaries of the other four most highly compensated executive officers of the Company ranged from approximately 92% to 120% of the midpoints established with respect to each of such positions.

     Annual Incentives. The Company has an annual bonus plan that provides for the payment of bonuses to certain executive officers and key managers contingent upon the achievement of certain financial targets and/or individual objectives. The bonus plan is intended to reward the accomplishment of corporate objectives, reflect the company's priority on maximizing earnings, and to provide a fully competitive compensation package which will attract, reward and retain quality individuals. Under the plan, one-half of the total bonus opportunity for a participant is based upon the attainment of financially based Company performance objectives and one-half of the total bonus opportunity is based upon the achievement of individual objectives. If both the Company and individual performance objectives are obtained or surpassed, participants will be eligible to receive maximum amounts ranging from 15% to 70% of their base salary, depending upon their position with the Company.

     Financially based performance objectives are established for each fiscal year in support of the Company's annual business plan. Objective criteria are based on targeted Company earnings performance for the year. In addition, for those executive officers who are responsible for a specific division of the Company, such as Messrs. Piecuch, Gentles and Koester, the individual performance of the division for which they are responsible represents one-half of the financially based performance component of the bonus opportunity. Subjective performance criteria encompasses the evaluation of each officer's individual performance on personal objectives defined for such officer at the beginning of each year. Personal objectives may include targeted earnings objectives, the performance of a specific division or product line for which an officer is responsible, the reduction of Company or division expenses or debt, or other specific tasks or goals, and typically include a series of non-quantifiable objectives.

     Annual incentives are paid only upon the achievement of either financial performance objectives or personal performance objectives for the year. No financial performance bonuses were paid in either 1991 or 1992. In an effort to control costs and in view of the difficult environment experienced by the construction materials and cement industry in recent years and the Company's financial results, a bonus was paid in 1991 to only one executive, and in 1992, despite the significant improvement of the Company's operating performance in 1992 over 1991 levels, the amount of each personal performance bonus actually paid was reduced to one-half of the normal earned level (or approximately one-fourth of the total bonus opportunity). Because of the Company's improved earnings performance and, with respect to Messrs. Piecuch, Gentles and Koester, the improved earnings before interest and taxes ("EBIT") of the division of the Company for which each was responsible in 1993, financial performance bonuses were paid in amounts in the range of 12% to 18% of the respective salaries of the Chief Executive Officer and the four other most highly compensated executive officers of the Company. The personal performance bonuses paid to these persons with respect to 1993 were in the range of 15% to 28% of such salaries.

     Mr. Rose's total bonus amount, which was equal to approximately 46% of his salary, was based upon his leadership role with respect to both the Company's improved financial performance in 1993 and the Company's reorganization which was planned and commenced in 1993.

     Long-Term Incentives. Long-term incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interest of management with those shareholders. Long-term awards granted in 1993 consisted of non-qualified stock options granted under the Company's Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company. Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases, resulting in a commensurate benefit for the Company's shareholders. Generally, grants may vest in equal amounts over four years. Executives generally must be employed by the Company or an affiliate of the Company at the time of vesting.

     The Board's Stock Option Committee (the "Stock Option Committee") considers on an annual basis the grant of options to executive officers and key managers. The number of options granted is generally based upon the position held by a participant and the Stock Option Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability. In accordance with the policy maintained by the Stock Option Committee, the total number of options granted annually under the Company's stock option program represents less than 1% of the approximately 67,000,000 outstanding shares of common stock of the Company (including LCI exchangeable shares). Generally, the grant of options is an annual determination, but the Stock Option Committee may consider the size of past awards and the total amounts outstanding in making such a determination. For example, in 1993 the Stock Option Committee granted to Mr. Rose options to purchase 10,000 shares of the Company's common stock, substantially fewer shares than granted to other senior executive officers of Lafarge, in part due to the fact that options were granted in September 1992 upon the commencement of his employment with the Company.

     The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results are in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committees believe that compensation levels during 1993 adequately reflect the Company's compensation goals and policies.
March 1, 1994

 MANAGEMENT DEVELOPMENT AND COMPENSATION
                COMMITTEE                                   STOCK OPTION COMMITTEE
ALONZO L. MCDONALD, Chairman                       ALONZO L. MCDONALD, Chairman
THOMAS A. BUELL                                    THOMAS A. BUELL
JOHN D. REDFERN                                    JOHN D. REDFERN
RONALD D. SOUTHERN                                 RONALD D. SOUTHERN

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Of the four directors who constitute both the Compensation Committee and the Stock Option Committee, only John D. Redfern has been an officer of the Company and of LCI. Mr. Redfern's current and previous positions with the Company and LCI are described under "Election of Directors".

     During 1993, LCI purchased, in the ordinary course of business, natural gas (Cdn. $5,304,000) from Atcor Resources, a subsidiary of ATCO Ltd., with whom Mr. Southern is affiliated. Mr. Southern is a director of Canadian Pacific Limited with whom LCI contracts for rail transportation.

     In 1993, Mr. Redfern was paid consulting fees by the Company and LCI in the respective amounts of $3,572 and $33,060. The Company maintains pension management and trust relations with Montreal Trust Company of which Mr. Redfern is a director.

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the Chief Executive Officer and the four executive officers of the Company who were the most highly compensated for the year ended December 31, 1993.

                                                                                      STOCK
           NAME AND                                               OTHER ANNUAL        OPTION        ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY       BONUS      COMPENSATION(1)(2)    (SHARES)    COMPENSATION(1)
- ------------------------------- ----  --------     --------    -------------------   --------    ---------------
Michel Rose                     1993  $405,000     $187,000                           10,000         $18,634(3)
  President and Chief           1992   130,000(4)    19,000(4)                        30,000          93,863(5)
  Executive Officer             1991       n/a          n/a                              n/a
  of Lafarge Corp.; President
  and Chief Executive Officer
  of LCI
John M. Piecuch                 1993   328,000      122,700         8,203(6)          20,000         $27,405(7)
  Senior Executive Vice         1992   292,500       46,500         4,560(6)          30,000          27,853(8)
  President and President       1991   262,000            0                           20,000
  Construction Materials Group
R. Gary Gentles                 1993   260,000      100,600                                0          17,451(9)
  Executive Vice President      1992    31,250(10)        0(10)                       20,000          76,659(11)
  and President Cement Group    1991       n/a          n/a                              n/a
Fred W. Koester                 1993   219,500       61,000                           10,000          17,120(12)
  Senior Vice President and     1992   209,250       21,000                           10,000          77,707(13)
  President -- Great Lakes      1991   197,000            0                           10,000
  Region
Jean-Pierre Cloiseau            1993   190,500       71,800                           20,000          20,976(14)
  Executive Vice President      1992   180,500       20,000                           15,000          19,711(15)
  and Chief Financial Officer   1991   173,500            0                           13,000

- ---------------

 (1) Pursuant to the transitional provisions set forth in the proxy rules, amounts of Other Annual Compensation and All Other Compensation are excluded for 1991.

 (2) Excludes perquisites and other benefits, unless the aggregate amount of such benefits is the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

 (3) Includes $15,329 contributed by the Company to Mr. Rose's account under the Company's Employee Savings Plan and $3,305 in term life insurance premiums paid by the Company.

 (4) Mr. Rose joined the Company and was elected President and Chief Executive Officer effective September 1, 1992; therefore, his salary and bonus for 1992 reflect only the four month period through December 31, 1992, and no amounts are reported for 1991.

 (5) Includes moving expenses of $84,352 in connection with Mr. Rose's relocation from France to the United States, $8,450 contributed by the Company to his account under the Company's Employee Savings Plan, and $1,061 in term life insurance premiums paid by the Company.

 (6) This amount was paid to Mr. Piecuch as a tax equalization payment to reimburse him for taxes which he paid to the Canadian revenue authorities as a result of his performance of services in Canada (such payment being equal to the difference between the total tax paid in both the U.S. and Canada and the tax that would have been paid if only a U.S. tax return had been required).

 (7) Includes $15,329 contributed by the Company to Mr. Piecuch's account under the Company's Employee Savings Plan, $2,676 in term life insurance premiums paid by the Company and $9,400 of interest (at the average prime rate for 1993) that would have been payable by him on his interest-free loan if the Company did require interest payments.

 (8) Includes $14,876 contributed by the Company to Mr. Piecuch's account under the Company's Employee Savings Plan, $2,387 in term life insurance premiums paid by the Company and $10,590 of interest (at the average prime rate for 1992) that would have been payable by him on his interest-free loan if the Company did require interest payments.

 (9) Includes $15,329 contributed by the Company to Mr. Gentles' account under the company's Employee Savings Plan and $2,122 in term life insurance premiums paid by the Company.

(10) Mr. Gentles joined the Company on November 16, 1992; therefore, his salary for 1992 reflects only the period from that date to December 31, 1992 and no amounts are reported for 1991.

(11) Includes moving expenses of $74,371 in connection with Mr. Gentles' relocation from France to the United States, $2,031 contributed by the Company to his account under the Company's Employee Savings Plan and $257 in term life insurance premiums paid by the Company.

(12) Includes $15,329 contributed by the Company to Mr. Koester's account under the Company's Employee Savings Plan and $1,791 in term life insurance premiums paid by the Company.

(13) Includes moving expenses of $62,409 in connection with Mr. Koester's relocation from the Company's Southern Region to the Great Lakes Region, $13,601 contributed by the Company to his account under the Company's Employee Savings Plan, and $1,697 in term life insurance premiums paid by the Company.

(14) Includes $13,684 contributed by the Company to Mr. Cloiseau's account under the Company's Employee Savings Plan, $1,554 in term life insurance premiums paid by the Company and $5,738 of interest (at the average prime rate for 1993) that would have been payable by him on his interest free loan if the Company did require interest payments.

(15) Includes $11,733 contributed by the Company to Mr. Cloiseau's account under the Company's Employee Savings Plan, $1,473 in term life insurance premiums paid by the Company and $6,505 of interest (at the average prime rate for 1992) that would have been payable by him on his interest-free loan if the Company did require interest payments.

OPTION EXERCISES AND YEAR END VALUES

     The following table shows information with respect to stock options exercised during 1993 and unexercised stock options granted under the Company's Employee Stock Option Plan to the Chief Executive Officer and the four most highly compensated executive officers and held by them at December 31, 1993.

                                                                   NUMBER OF                     VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                             SHARES                           AT DECEMBER 31, 1993             AT DECEMBER 31, 1993(1)
                            ACQUIRED        VALUE         ----------------------------       ----------------------------
         NAME             ON EXERCISE      REALIZED       EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
                          ------------     --------       -----------    -------------       -----------    -------------
Michel Rose                       0              0            7,500          32,500           $  75,938       $ 299,063
John M. Piecuch               5,600         28,000           80,500          57,500             650,438         440,313
R. Gary Gentles              12,600         28,463           60,750          17,500             510,375         143,750
Fred W. Koester              11,000         94,875           64,500          25,000             680,125         190,625
Jean-Pierre Cloiseau              0              0           37,750          39,250             342,438         301,688

- ---------------
(1) Based on the closing price on the New York Stock Exchange of the Company's Common Stock on December 31, 1993 ($22.875).

OPTION GRANTS

     The following table shows information with respect to grants of stock options pursuant to the Company's Employee Stock Option Plan during 1993 to the Chief Executive Officer and the four most highly compensated executive officers. No stock appreciation rights were granted under the Plan during 1993.

                                                                                              POTENTIAL REALIZABLE
                                                                                                      VALUE
                                                                                               AT ASSUMED RATES OF
                                                                                                   STOCK PRICE
                                          PERCENTAGE OF                                          APPRECIATION(2)
                          OPTIONS         TOTAL OPTIONS       EXERCISE      EXPIRATION       -----------------------
         NAME            GRANTED(1)      GRANTED IN 1993       PRICE           DATE             5%            10%
- ----------------------   ----------      ---------------      --------      ----------       --------       --------
Michel Rose                10,000             2.3%             $15.75         2-08-03        $ 99,051       $251,014
John M. Piecuch            20,000              4.6              15.75         2-08-03         198,102        502,029
R. Gary Gentles                 0              0.0              --             --               --             --
Fred W. Koester            10,000              2.3              15.75         2-08-03          99,051        251,014
Jean-Pierre Cloiseau       20,000              4.6              15.75         2-08-03         198,102        502,029

- ---------------
(1) All of the options granted become exercisable in increments of 25% beginning one year after the date of grant.

(2) These assumed 5% and 10% rates of stock price appreciation are specified by the proxy rules and do not reflect expected actual appreciation. The amounts shown represent the assumed value of the stock options (less exercise price) at the end of the ten year period beginning on the date of grant and ending on the option expiration date. Based on a ten year period beginning December 31, 1993 with the closing price on the New York Stock Exchange of the Company's Common Stock of $22.875 a share of the Company's Common Stock would have a value on December 31, 2003 of approximately $37.26 at an assumed appreciation rate of 5% and approximately $59.33 at an assumed appreciation rate of 10%.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Wilshire 5000 Index (a broad market equity index) and with the cumulative total return of a group of peer companies in the construction materials and cement industry selected by the Company for the period of five years commencing December 31, 1988 and ended December 31, 1993. The companies in the peer group index constructed by the Company are as follows: St. Lawrence Cement, Inc., Texas Industries, Inc., Lone Star Industries, Inc., Southdown, Inc., Vulcan Materials Company, and CalMat Co.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG LAFARGE CORPORATION, WILSHIRE 5000 INDEX AND PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           LAFARGE      WILSHIRE 5000    PEER GROUP
1988                                    100.00          100.00          100.00
1989                                    105.38          129.17          106.02
1990                                     83.19          121.19           74.23
1991                                     78.81          162.64           88.65
1992                                     96.78          177.23          100.14
1993                                    152.32          197.22          115.45

* Assumes $100 invested on December 31, 1988 in Lafarge Corporation Common Stock, Wilshire 5000 Index and Peer Group Index (constructed by the Company as described above). Total return assumes reinvestment of dividends.

RETIREMENT PLANS

     The Company has a trusteed noncontributory defined benefit pension plan for salaried U.S. employees. The normal retirement age of participants is 65. The amount of retirement income available to participants under the plan is based upon the years of credited service between the ages of 21 and 65 and final average earnings, which is defined to be the average of the highest annual earnings (which includes salary, bonus and overtime payments) for any 60 consecutive months during the last 120 months of employment. The annual retirement income for each year of credited service is equal to 1.50% of the final average earnings, less 1.50% of annual primary social security benefits. A participant's accrued benefit under the plan is fully vested on the date on which such participant completes five years of service under the plan.

     Certain U.S.-domiciled executives of the Company are participants in a supplemental executive retirement plan (the "SERP") which supplements their benefits under the Lafarge Corp. retirement plan.

The SERP will not be funded in advance for payment of future benefits; the general assets of the Company are the source of funds for the SERP. Pursuant to the SERP, the annual retirement income for each year of credited services for selected executives will be increased from that stated above to 1.75% of final average earnings, less 1.75% of annual primary social security benefits. Further, under SERP, pension payments will be permitted in excess of the limit of $90,000 per year (as increased annually according to U.S. Internal Revenue Service rules) applicable under the Lafarge Corp. retirement plan. Mr. Piecuch, Mr. Koester and Mr. Cloiseau are participants in the SERP.

     The table set forth below illustrates the amount of combined annual pension benefits payable under the Lafarge Corp. retirement plan and the SERP to participants in specified average annual earnings and years-of-service classifications, without taking into account offsets for primary social security benefits.

                               PENSION PLAN TABLE

                 FIVE-YEAR                                       ANNUAL PENSION
                  AVERAGE                              COVERED YEARS OF SERVICE AT AGE 65
                   ANNUAL                     ----------------------------------------------------
                  EARNINGS                    15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
- --------------------------------------------  --------   --------   --------   --------   --------
$50,000.....................................  $ 13,125   $ 17,500   $ 21,875   $ 26,250   $ 30,625
100,000.....................................    26,250     35,000     43,750     52,500     61,250
150,000.....................................    39,375     52,500     65,625     78,750     91,875
200,000.....................................    52,500     70,000     87,500    105,000    122,500
250,000.....................................    65,625     87,500    109,375    131,250    153,125
300,000.....................................    78,750    105,000    131,250    157,500    183,750
350,000.....................................    91,875    122,500    153,125    183,750    214,375
400,000.....................................   105,000    140,000    175,000    210,000    245,000
450,000.....................................   118,125    157,500    196,875    236,250    275,625
500,000.....................................   131,250    175,000    218,750    262,500    306,250
550,000.....................................   144,375    192,500    240,625    288,750    336,875
600,000.....................................   157,500    210,000    262,500    315,000    367,500

     The years of service credited under the plan at March 1, 1994 to each individual named in the compensation table above who is a participant in the plan were as follows: Mr. Piecuch -- fifteen years; Mr. Koester -- twenty-three years; and Mr. Cloiseau -- ten years.

     Remuneration of Directors. Directors of the Company who are also full-time employees of the Company or any subsidiary thereof receive no fees or remuneration for services as members of the Board of Directors or any committee of the Board. All other directors receive annual fees of $25,000 each, payable in quarterly installments, for their services as directors. In addition, such other directors receive an annual fee of $2,000 for each committee of the Board upon which they serve (and an additional $2,000 per year for being chairperson of a committee), payable in quarterly installments. The Company also reimburses directors for travel, lodging and related expenses they may incur attending Board and committee meetings.

     The Company has adopted a plan which permits directors to defer the payment of directors' fees until their termination as members of the Board. Elections must be made prior to the date of the annual meeting of stockholders in each year and must specify the settlement option in the event of such termination (lump sum or annual installments over a period not to exceed 10 years). Deferred directors' fees under the plan bear interest computed quarterly at the average prime rate for the quarter.

     The Company has adopted a retirement plan for directors of the Company who are not employees of the Company or any of its subsidiaries. Under the plan, an eligible director who is 70 years of age or older (or, with the approval of the nominating committee, between the ages of 65 and 69) and has seven or more years of credited service as a director is entitled to receive upon his or her retirement from the Board of Directors an annual payment of $15,000 for the remainder of his or her life, and his or her surviving spouse is entitled to receive $7,500 per year for the remainder of his or her life following such director's death. Any non-employee director who retires from the Board prior to age 70, who is 55 years of age or older and has three or more years of credited service is entitled under the plan to receive at retirement an annual payment of $15,000 per year for a period of time equal to his or her period of credited service as a director and, in the event of death prior to the end of such period, his or her surviving spouse shall be entitled to receive $7,500 per year for the balance of such period.

     Directors of LCI who are also full-time employees of the Company or any of its subsidiaries receive no fees or remuneration for services as members of the Board of Directors or any committee of the Board. All other directors of LCI are compensated for their services by payment of a retainer of Cdn. $10,000 per annum, payable semi-annually, plus Cdn. $500 for each meeting attended. In addition, such other directors receive Cdn. $500 for each committee meeting attended. Directors are reimbursed for costs of travel, meals and lodging incurred in connection with attendance at meetings. LCI does not provide any plan of deferred compensation for services as director. LCI has three directors who are not full-time employees of the Company or any of its subsidiaries.

     In addition to the directors' fees described above, John D. Redfern receives an annual stipend of $12,000 for serving as Vice Chairman of the Board of the Company, an annual stipend of $20,000 for serving as Chairman of the Board of LCI, and consulting fees from both the Company and LCI. In 1993, Mr. Redfern was paid consulting fees by the Company and LCI in the respective amounts of $3,572 and $33,060.

     The Company and LCI entered into an agreement as of September 1, 1992 (the "Agreement") with Robert W. Murdoch, a director of the Company, in connection with his resignation as President and Chief Executive Officer of the Company and of LCI. The Agreement provides, among other things, that stock options which were granted to Mr. Murdoch under the Company's Stock Option Plan will continue to vest in accordance with their terms as if Mr. Murdoch's employment had not terminated until the earlier to occur of (i) the date on which he ceases to provide consulting or similar services to, or to serve as a director of, the Company or an affiliate of the Company, and (ii) December 31, 1995. In 1993, Mr. Murdoch was paid consulting fees by the Company in the amount of $17,500.

INDEBTEDNESS OF MANAGEMENT

     The Company and LCI have extended non-interest bearing loans to certain of their officers for the purpose of assisting in the purchase of housing in the course of relocations. A portion of these loans resulted in the course of the relocation of the Company's headquarters from Dallas, Texas to Reston, Virginia. The largest aggregate amount of such indebtedness outstanding during 1993 and the amount thereof outstanding as of December 31, 1993, respectively, were as follows with respect to the following individuals: Bertrand P. Collomb, Chairman of the Board -- $114,980, $107,096; John M. Piecuch, Senior Executive Vice President and President -- Construction Materials -- $161,667, $151,667; and Thomas W. Tatum, Senior Vice President -- Human Resources -- $102,688, $95,692.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company, LCI, and Lafarge Coppee are parties to two agreements concerning the sharing of costs for research and development, strategic planning, human resources, communications activities and the use of certain trademarks. In 1993, the Company and LCI recorded expenses under these agreements for the approximate sums of $2,524,000 and Cdn. $3,163,000, respectively. The Company and LCI have entered into agreements with Lafarge Coppee under which Lafarge Coppee pays for certain services provided to Lafarge Coppee by the Company and LCI. In 1993, charges to Lafarge Coppee totaled approximately $252,000.

     During 1993, the Company and LCI purchased products from the Lafarge Coppee Group in the ordinary course of business. These purchases totaled approximately $6,072,000 and Cdn. $285,000 for the Company and LCI, respectively.

     Messrs. Collomb, Kasriel, Lefevre, Murdoch and Rose, directors of the Company, are also directors or officers of Lafarge Coppee.

     During 1993, LCI purchased, in the ordinary course of business, natural gas (Cdn. $5,304,000) from Atcor Resources, a subsidiary of ATCO Ltd., with whom Mr. Southern, a director of the Company, is affiliated. Mr. Southern is a director of Canadian Pacific Limited with whom LCI contracts for rail transportation.

     One of the banks with which the Company maintains banking and borrowing relations is the Canadian Imperial Bank of Commerce. Mr. Collomb, Chairman of the Board of the Company, is a director of the bank. The Company maintains pension management and trust relations with Montreal Trust Company. Mr. Redfern, Vice Chairman of the Board of the Company, is a director of Montreal Trust Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The 1992 Form 5 filings made in February 1993 for Peter H. Cooke, Senior Vice President and President -- Eastern Region, and for H.L. Youngblood, Senior Vice President and President -- Western Region, inadvertently failed to report a small number of Exchangeable Shares granted to each of them pursuant to an LCI savings plan and which shares are held in a plan account with a Canadian bank. These errors were corrected in amended Form 5 filings.

                                    AUDITORS

     The firm of Arthur Andersen & Co. audited the consolidated financial statements of the Company for the fiscal year ended December 31, 1993. Upon the recommendation of the audit committee, Arthur Andersen & Co. has been appointed by the Board of Directors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1994, and stockholder approval of such appointment is requested. While there is no legal requirement that this proposal be submitted to stockholders, it will be submitted at the meeting nonetheless, as the Board believes that the selection of auditors to audit the consolidated financial statements of the Company is of sufficient importance to seek stockholder approval. In the event the proposal is defeated, the Board will reconsider its appointment of auditors of the Company. It is expected that one or more representatives of Arthur Andersen & Co. will be present at the meeting and available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement if they desire to do so.

     The audit committee of the Board of Directors is presently composed of Edward H. Tuck, Thomas A. Buell, Marshall A. Cohen, Bertin F. Nadeau and Joe M. Rodgers. The audit committee makes an annual recommendation to the Board of Directors as to the appointment of auditors of the Company for the ensuing fiscal year. The audit committee also reviews the results and scope of and the fees for the annual audit, reviews the financial statements and any significant transactions or events and any changes in accounting principles and practices with the auditors and reviews the internal controls and internal audit procedures and programs of the Company. The audit committee held two meetings in 1993.

                                 OTHER MATTERS

     Management of the Company does not intend to present any other matters at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

     The 1995 annual meeting of stockholders of the Company is scheduled to be held during the first week of May 1995. In order to be considered for inclusion in the proxy material for that meeting, stockholder proposals must be received at the Company's principal executive office not later than November 20, 1994.

FORM 10-K ANNUAL REPORT

     The Company will provide without charge to each person from whom a proxy is solicited by this proxy statement, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Section 13(a)(2) under the Exchange Act for the Company's most recent fiscal year. Requests should be directed to David C. Jones, Vice President -- Legal Affairs and Secretary, Lafarge Corporation, P.O. Box 4600, Reston, Virginia 22090.

                              LAFARGE CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Bertrand P. Collomb, John D. Redfern and Michel Rose (acting by a majority or if only one be present, by that one alone), and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Lafarge Corporation (the "Company") standing in the name of the undersigned on March 9, 1994, at the Annual Meeting of Stockholders to be held on May 3, 1994 in Reston, Virginia, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the Notice of the meeting dated March 23, 1994, and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

                         (Continued, and to be signed and dated on reverse side)

1.  Election of Directors:   The nominees are:    Thomas A. Buell, Marshall A. Cohen, Bertrand P. Collomb, Bernard L. Kasriel,
    / / FOR all nominees     / / WITHHOLD         Jacques Lefevre, Paul W. MacAvoy, Claudine B. Malone, Alonzo L. McDonald, David
        listed to the right      AUTHORITY        E. Mitchell, Robert W. Murdoch, Bertin F. Nadeau, John D. Redfern, Joe M.
        (except as marked        to vote for all  Rodgers, Michel Rose, Ronald D. Southern, Edward H. Tuck.
        to the contrary)         nominees listed
                                                  INSTRUCTION: (To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.

                                                  --------------------------------------------------------------------------------

2.  Approval of appointment of Arthur Andersen                    3. In their discretion, the Proxies are authorized to vote on such
    & Co. as auditors of the Company.                                other business as may properly come before the meeting or any
    / / FOR   / / AGAINST   / / ABSTAIN                              adjournment thereof.

                                                                     Dated:                                                  , 1994
                                                                           --------------------------------------------------

                                                                     --------------------------------------------------------------

                                                                     --------------------------------------------------------------

                                                                     --------------------------------------------------------------
                                                                                          Signature(s) of Stockholder(s)
                                                                     This proxy should be signed exactly as your name appears
                                                                     hereon. Joint owners should both sign. If signed as
                                                                     attorney, executor, guardian, or in some other
                                                                     representative capacity, or as officer of a corporation,
                                                                     please indicate your capacity or title.



    Please complete, date and sign this proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                                EDGAR APPENDIX

        The table on EDGAR page 15 appeared in the printed version of this document as a line graph.